EXHIBIT 5

                                 FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W

                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE


                                  March 7, 1996


   Northland Cranberries, Inc.
   800 First Avenue South
   P.O. Box 8020
   Wisconsin Rapids, Wisconsin  54495-8020

   Ladies and Gentlemen:

             We have acted as counsel for Northland Cranberries, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 25,000 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and interests in the Northland Cranberries, Inc. 401(k) Retirement Plan and Trust (the "Plan") which may be issued or acquired pursuant to the Plan.

             In this regard, we have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. It is presently contemplated that the shares of Class A Common Stock to be acquired by the Plan will be purchased either in the open market or directly from the Company or other private sources. To the extent that the shares of Class A Common Stock acquired by the Plan shall constitute shares issued by and purchased from the Company, such shares of Class A Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Statutes.

             Jeffrey J. Jones, a partner in the law firm of Foley & Lardner, is a director of the Company.

             We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,

                                      FOLEY & LARDNER